                                                                   EXHIBIT 10.18


                      EMPLOYEE NON-COMPETITION AGREEMENT
                      ----------------------------------

     NON-COMPETITION AGREEMENT dated October 2, 1998 by and among Voyager Information Networks, Inc., a Michigan corporation (the "Buyer") and Christopher Michaels (the "Employee"). Reference is hereby made to (a) that certain Asset Purchase Agreement dated as of September 26, 1998 (the "Purchase Agreement") by and among Buyer, NetLink Systems, L.L.C. ("Seller") and the Principals named therein, and (b) that certain Employment Agreement (the "Employment Agreement") by and between Buyer and the Employee of even date herewith. All capitalized terms used herein and not defined shall have the meanings given to them in the Purchase Agreement and the Employment Agreement.

                                  WITNESSETH
                                  ----------

     WHEREAS, the Employee has established a valuable and recognized expertise in owning and operating an Internet dial-up interconnectivity and web-hosting business;

     WHEREAS, it is a material inducement and condition precedent to Buyer's obligation to consummate the transactions under the Purchase Agreement and to enter into the Employment Agreement that the Employee enter into this Non-competition Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     Section 1.  Non-competition; Non-solicitation; Disclosure.  In view of the
     ---------   ---------------------------------------------
fact that any activity of the Employee in violation of the terms hereof would adversely affect Buyer and its subsidiaries (as defined below) and would deprive Buyer of the benefits and bargains under the Purchase Agreement, the Employee hereby agrees to the following restrictions on his activities:

          (a)  Non-competition and Non-solicitation.  The Employee hereby agrees
               ------------------------------------
that during the period commencing on the date hereof and ending on the date which is the later to occur of (i) termination of Employee's employment under the Employment Agreement and (ii) the date on which the Employee's Termination Benefits under the Employment Agreement cease (provided, however, that if the
                                               --------  -------
Employee is terminated for cause under the Employment Agreement, the period shall be for one (1) year from the date of such termination), he will not, without the express written consent of Buyer, directly or indirectly, anywhere in the Restricted Region (which shall include directing services within the Restricted Region from outside the Restricted Region), engage in any activity which is, or participate or invest in, or provide or facilitate the provision of financing to, or assist (whether as owner, part-owner, shareholder, member, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity), any business, organization or person other than Buyer (or any subsidiary or affiliate of Buyer), and including any such business, organization or person involving, or which is, a family member of the Employee, whose business, activities, products or services are, competitive with any of the business, activities, products or services conducted or offered by Buyer and its subsidiaries and affiliates with respect to the provision of dial-up and dedicated Internet connectivity services, web-hosting, domain hosting, web development, Internet telephony and competitive local exchange carrier services (collectively the "Business"). Without implied limitation, the forgoing covenant shall include hiring or engaging or attempting to hire or engage for or on behalf of himself or any such competitor any officer or employee of Buyer or any of its direct and/or indirect subsidiaries and affiliates, or any former employee of Buyer and any of its direct and/or indirect subsidiaries and affiliates who was employed during the six (6) month period immediately preceding the date hereof, encouraging for or on behalf of himself or any such competitor, any such officer or employee to terminate his or her relationship or employment with Buyer or any of its direct or indirect subsidiaries and affiliates, soliciting for or on behalf of himself or any such competitor any client of Buyer or any of its direct or indirect subsidiaries and affiliates during the term of his employment with Buyer and diverting to any person (as hereinafter defined) any client or business opportunity of Buyer or any of any of its direct or indirect subsidiaries and affiliates.

     Notwithstanding anything herein to the contrary, the Employee may make passive investments in any enterprise the shares of which are publicly traded if such investment constitutes less than one percent (1%) of the equity of such enterprise.

     For purposes of this Agreement, (i) any reference to the subsidiaries of Buyer shall be deemed to include all entities directly or indirectly controlled by it through an ownership of more than fifty percent (50%) of the voting interests, (ii) the term "affiliate" shall mean, with respect to any person or entity, any person or entity which directly or indirectly controls, is controlled by or is under common control with such person or entity, (iii) the term "person" shall mean an individual, a corporation, an association, a partnership (limited or general), a limited liability company, an estate, a trust, and any other entity or organization, and (iv) the term "Restricted Region" shall mean anywhere within the States of Illinois, Indiana, Michigan, Minnesota, Missouri, Ohio and Wisconsin.

          (b) Disclosure.  The Employee agrees that, during the term of this
              ----------
Agreement and for all times thereafter, such party shall not divulge or make available to any person, other than its professional advisors, agents and representatives, or use any information customarily deemed confidential or other documents, files or papers concerning the business or assets acquired by Buyer under the Purchase Agreement, without the written consent of Buyer, unless such disclosure is otherwise required by applicable law.

     Section 2.     Scope of Agreement.  The parties acknowledge that the time,
     ---------      ------------------
scope, geographic area and other provisions of this Agreement have been specifically negotiated by sophisticated commercial parties and agree that (a) all such provisions are reasonable under the circumstances of the transactions contemplated hereby, (b) are given as an integral and essential part of the transactions contemplated hereby and (c) but for the covenants of the Employee contained in this Agreement, Buyer would not have entered into or consummated the transactions contemplated by the Purchase Agreement. Each of the parties hereto acknowledge and agree that it or he has independently consulted with its or his counsel and has been advised in all respects concerning the reasonableness and propriety of the covenants contained herein, with specific regard to the business to be conducted by Buyer and its subsidiaries and affiliates, and represents that the Agreement is intended to be, and shall be, fully enforceable and effective in accordance with its terms.

     Section 3.     Certain Remedies; Severability.  It is specifically
     ---------      ------------------------------
understood and agreed that any breach of the provisions of this Agreement by the Employee will result in irreparable injury to Buyer and its subsidiaries and affiliates, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy it may have, Buyer and any of its subsidiaries and affiliates shall be entitled to enforce the specific performance of this Agreement against the Employee hereto through both temporary and permanent injunctive relief without the necessity of proving actual damages, but without limitation of their right to damages and any and all other remedies available to them, it being understood that injunctive relief is in addition to, and not in lieu of, such other remedies. In the event that any covenant contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. The existence of any claim or cause of action which Seller or the Employee may have against Buyer or any of its subsidiaries or affiliates shall not constitute a defense or bar to the enforcement of any of the provisions of this Agreement.

     Section 4.     Jurisdiction.  The parties hereby irrevocably submit to the
     ---------      ------------
exclusive jurisdiction of the courts of the State of Michigan to construe and enforce the covenants contained in this Agreement.

     Section 5.     Notices.  All notices, requests, demands and other
     ---------      -------
communications hereunder shall be deemed to have been duly given if delivered, telecopied or mailed by certified or registered mail:

To Buyer:           Voyager Information Networks, Inc.
                    4660 S. Hagadorn Road
                    East Lansing, MI 48823
                    Facsimile: (517) 324-8965
                    Attn: Christopher Torto

copy to:            Goodwin, Procter & Hoar  LLP
                    Exchange Place
                    Boston, Massachusetts  02109
                    Facsimile: (617) 523-1231
                    Attention:  David F. Dietz, P.C.

To the Employee:    Christopher Michaels
                    8141 Talaria Terrace
                    Kalamazoo, MI 49009

copy to:            Kreis, Enderle, Callander & Hudgins, P.C.
                    One Moorsbridge
                    P. O. Box 4010
                    Kalamazoo, MI 49003
                    Facsimile: (616) 324-3010
                    Attn:  Matthew DePerno, Esq.

or to such other address of which any party may notify the other parties as provided above. Notices shall be effective as of the date of such delivery or mailing.

     Section 6.     Miscellaneous.  This Agreement shall be governed by and
     ---------      -------------
construed under the laws of the State of Michigan, and shall not be modified or discharged in whole or in part except by an agreement in writing signed by each party. The prevailing party in any controversy hereunder shall be entitled to reasonable attorneys' fees and expenses. The failure of any of the parties to require the performance of a term or obligation or to exercise any right under this Agreement or the waiver of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or exercise of such right or the enforcement at any time of any other right hereunder or be deemed a waiver of any subsequent breach of the provision so breached, or of any other breach hereunder. This Agreement shall inure to the benefit of, and be binding upon, successors of Buyer by way of merger, consolidation or transfer of substantially all the assets or stock of Buyer, or in connection with the granting by Buyer of a security interest in this Agreement to its senior lenders, and may not be assigned by any other party. This Agreement supersedes all prior understandings and agreements between the parties relating to the subject matter hereof.

     Section 7.     Counterparts.  This Agreement may be executed in two or more
     ---------      ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Non-competition Agreement under seal as of the date first set forth above.

                                   BUYER:

                                   VOYAGER INFORMATION NETWORKS, INC.



                                   By: /s/ Christopher Torto
                                      ---------------------------
                                      Name:  Christopher Torto
                                      Title: Chief Executive Officer



                                   EMPLOYEE:

                                   /s/ Christopher Michaels
                                   ------------------------------
                                   Christopher Michaels